UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K / A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2010

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

This amended report on Form 8-K updates and amends the prior Form 8-K filed on April 30, 2010.  The previously filed 8-K misspelled the name of one of the directors, Dr. H. Robert Schappert, in the list of director nominees.  The corrected table appears below.  All other information remains unchanged.

Director Nominee	For	Withheld	Non Vote
David L. Bernd	2,572,739.71	96,932.79	742,005.00
James Reade Chisman	2,507,570.73	162,101.77	742,005.00
Dr. Richard F. Clark	2,527,379.17	142,293.33	742,005.00
Russell S. Evans, Jr.	2,572,137.71	97,534.79	742,005.00
Michael A. Glasser	2,464,213.71	205,458.79	742,005.00
Dr. Arthur D. Greene	2,548,614.71	121,057.79	742,005.00
Stephen D. Harris	2,571,458.73	98,213.77	742,005.00
John Cabot Ishon	2,530,971.17	138,701.33	742,005.00
John B. Morgan, II	2,487,312.71	182,359.79	742,005.00
Louis G. Morris	2,532,459.71	137,212.79	742,005.00
Robert L. Riddle	2,572,489.71	97,182.79	742,005.00
Dr. H. Robert Schappert	2,532,459.71	137,212.79	742,005.00
Robert F. Shuford, Sr.	2,530,593.71	139,078.79	742,005.00
Robert F. Shuford, Jr.	2,527,802.71	141,869.79	742,005.00
Ellen Clark Thacker	2,547,217.19	122,455.31	742,005.00
Joseph R. Witt	2,555,732.71	113,939.79	742,005.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation Registrant

Date: May 6, 2010

/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr. Chairman of the Board President & Chief Executive Officer